Exhibit 99.1

Empire Global Corp Closes CDN$3.0 Million Private Placement Financing to Advance Global Online Gaming Business

Proceeds to Fund Acquisition and Development of Regulated Online Gaming
Operations

TORONTO, ON October 16, 2014 - Empire Global Corp, Inc. (OTCBB:EMGL), a company focused on the acquisition and development of regulated online gaming operations, announced today that it has closed a private placement of Common Shares with an accredited non-U.S. investor with gross proceeds of CDN$3.0 million.

Empire intends to use the net proceeds of the transaction to fund the previously announced acquisitions and development of its build-out plan of regulated global online gaming operators beginning with the acquisition of Multigioco Srl, a AAMS regulated online gaming operator based in Rome, Italy and Streamlogue Holdings Ltd. a Live Online Casino Platform Operator and licensed by the LGA in Malta.

Michele Ciavarella, our Chief Executive Officer, stated, "This financing is the first step in a corporate strategy to accelerate the growth of Empire Global and seize upon significant opportunities that will produce generous profits for our shareholders and future investors. We are not only capitalized to continue out build-out plan in Italy and Malta, but we are also well positioned to target additional opportunities to add to our pipeline and build Empire as a significant player in the global online gaming space."

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the U.S. absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. For additional information, please refer to Empire's current report on Form 8-K to be filed with the Securities and Exchange Commission with respect to the private placement.

About Empire Global Corp.

Empire Global Corp. is a company focussed on developing world-class services and venues in the global online gambling industry. Our vision is to develop our business through strategic mergers and acquisitions and reorganization of existing operators in geographically diversified jurisdictions. Additional information may be found on our website at www.emglcorp.com

Forward Looking Statements

Information in this news release may contain statements about future expectations, plans, prospects or performance of Empire Global Corp., that constitute forward-looking statements for purposes of the Safe Harbor Provisions under the Private Securities Litigation Reform Act of 1995. The words or phrases "plan", "can be," "expects," "may affect," "believed," "estimate," "project" and similar words and phrases are intended to identify such forward-looking statements. Empire Global Corp. cautions you that any forward-looking information provided by or on behalf of Empire Global Corp. is not a guarantee of future performance. None of the information in this press release constitutes or is intended as an offer to sell securities or investment advice of any kind. Empire Global Corp.'s actual results may differ materially from those anticipated in such forward-looking statements as a result of various important factors, some of which are beyond Empire Global Corp.'s control. In addition to those discussed in Empire Global Corp.'s press releases, public filings, and statements by Empire Global Corp.'s management, including, but not limited to, Empire Global Corp.'s estimate of the sufficiency of its existing capital resources, Empire Global Corp.'s ability to raise additional capital to fund future operations, Empire Global Corp.'s ability to repay its existing indebtedness, the uncertainties involved in estimating market opportunities, and in identifying contracts which match Empire Global Corp.'s capability to be awarded contracts. All such forward-looking statements are current only as of the date on which such statements were made. Empire Global Corp. does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Contacts:
Michele Ciavarella, B.Sc.
Chairman and CEO
ceo.emgl@emglcorp.com